Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2014 Earnings; Equity Managed Assets Reach a Record $50 Billion

•	Net equity sales top $1.5 billion for Q2 2014

•	Equity and bond assets surpass $106 billion at June 30, 2014

•	Board declares $0.25 per share quarterly dividend
(PITTSBURGH, Pa., July 24, 2014) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.35 for Q2 2014 compared to $0.39 for the same quarter last year on net income of $36.9 million for Q2 2014 compared to $40.4 million for Q2 2013. Federated reported YTD 2014 EPS of $0.69 compared to $0.80 for the same period in 2013 and YTD 2014 net income of $72.1 million compared to $83.4 million for the same period last year.
Federated's total managed assets were $351.6 billion at June 30, 2014. Total assets were down $12.2 billion or 3 percent from $363.8 billion at June 30, 2013 and down $14.6 billion or 4 percent from $366.2 billion reported at March 31, 2014. Federated’s stock and bond assets were up $11.1 billion to $106.4 billion or 12 percent from $95.3 billion at June 30, 2013 and up $3.8 billion or 4 percent from $102.6 billion at March 31, 2014. Average managed assets for Q2 2014 were $358.4 billion, down $14.5 billion or 4 percent from $372.9 billion reported for Q2 2013 and down $16.0 billion or 4 percent from $374.4 billion reported for Q1 2014.
"Federated's increase in gross and net equity sales during the quarter strongly correlated with performance, with 96 percent  of Federated's equity-fund assets outperforming the majority of their peers over the last year and nearly 70 percent outperforming over the last three years," said J. Christopher Donahue, president and chief executive officer.  "Overall, the company’s continued success cut across a variety of investment strategies including balanced, dividend income, large growth and international core on the equity side and, on the bond side, our high-yield offerings."
Federated's board of directors declared a quarterly dividend of $0.25 per share. The dividend is payable on Aug. 15, 2014 to shareholders of record as of Aug. 8, 2014. During Q2 2014, Federated purchased 213,767 shares of Federated class B common stock for $5.9 million.
Federated's equity assets were a record $49.9 billion at June 30, 2014, up $11.2 billion or 29 percent from $38.7 billion at June 30, 2013 and up $4.0 billion or 9 percent from $45.9 billion at March 31, 2014. Top-selling equity funds during Q2 2014 on a net basis were Federated Capital Income Fund, Federated Strategic Value Dividend Fund, Federated International Leaders Fund, Federated MDT Stock Trust and Federated Muni and Stock Advantage Fund.
Federated's fixed-income assets were $51.1 billion at June 30, 2014, up $1.1 billion or 2 percent from $50.0 billion at June 30, 2013 and up $0.1 billion from $51.0 billion at March 31, 2014. Bond assets in the liquidation portfolio were $5.4 billion at June 30, 2014. Top-selling fixed-income funds during Q2 2014 on a net basis were Federated Sterling Cash-Plus Fund, Federated Institutional High Yield Bond Fund, Federated Floating Rate Strategic Income Fund, Federated High Yield Trust, Federated Ultrashort Bond Fund and Federated Intermediate Corporate Bond Fund.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q2 2014 Earnings	Page 2 of 11

Money-market assets were $245.2 billion at June 30, 2014, down $23.3 billion or 9 percent from $268.5 billion at June 30, 2013 and down $18.4 billion or 7 percent from $263.6 billion at March 31, 2014. Money-market mutual fund assets were$212.4 billion at June 30, 2014, down $20.5 billion or 9 percent from $232.9 billion at June 30, 2013 and down $15.1 billion or 7 percent from $227.5 billion at March 31, 2014.
Financial Summary
Q2 2014 vs. Q2 2013
Revenue decreased by $10.8 million or 5 percent primarily due to an increase in voluntary fee waivers related to certain money- market funds in order for those funds to maintain positive or zero net yields and a decrease in revenue due to lower average money-market and fixed-income assets. The decrease was partially offset by an increase in revenue from higher average equity assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q2 2014, Federated derived 67 percent of its revenue from equity and fixed-income assets (44 percent from equity assets and 23 percent from fixed-income assets), 32 percent from money-market assets and 1 percent from other products and services.
Operating expenses decreased $3.6 million or 2 percent primarily due to a decrease in distribution expenses associated with lower average money-market assets and increased fee waivers related to the low-yield environment for money-market funds, offset by an increase in distribution expenses associated with higher average equity assets and an increase in compensation and related expense.
Q2 2014 vs. Q1 2014
Revenue increased by $1.5 million or 1 percent primarily due to lower voluntary fee waivers, an additional day in Q2 2014 and an increase in revenue from higher average equity assets.  This increase was partially offset by a decrease in revenue from lower average money-market assets.
Operating expenses were flat.
YTD 2014 vs. YTD 2013
Revenue decreased by $27.3 million or 6 percent primarily due to an increase in voluntary fee waivers and a decrease in revenue resulting from lower average money-market and fixed-income assets. The decrease was partially offset by higher average equity assets.
For the first half of 2014, Federated derived 66 percent of its revenue from equity and fixed-income assets (43 percent from equity assets and 23 percent from fixed-income assets), 33 percent from money-market assets and 1 percent from other products and services.
Operating expenses decreased $8.6 million or 3 percent primarily due to a decrease in distribution expense related to increased fee waivers, which was partially offset by an increase in compensation and related expenses.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.

Federated Reports Q2 2014 Earnings	Page 3 of 11

Fee waivers to maintain positive or zero net yields on money-market funds and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money-market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the Securities and Exchange Commission, the Financial Stability Oversight Council and other governmental entities, changes in expenses of the money-market funds, changes in the mix of money-market customer assets, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Unaudited Money-Market Fund Yield Waiver Impact to Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q2 2013 to Q2 2014	Quarter Ended	Change Q1 2014 to Q2 2014	Six Months Ended		Change YTD 2013 to YTD 2014
	June 30, 2014	June 30, 2013		March 31, 2014		June 30, 2014	June 30, 2013
Investment advisory fees	$(69.6)	$(59.4)	$(10.2)	$(73.1)	$3.5	$(142.7)	$(114.3)	$(28.4)
Other service fees	(32.7)	(32.5)	(0.2)	(33.6)	0.9	(66.3)	(65.0)	(1.3)
Total revenue	(102.3)	(91.9)	(10.4)	(106.7)	4.4	(209.0)	(179.3)	(29.7)
Less: Reduction in distribution expense	70.2	66.9	3.3	74.3	(4.1)	144.5	131.7	12.8
Operating income	(32.1)	(25.0)	(7.1)	(32.4)	0.3	(64.5)	(47.6)	(16.9)
Less: Reduction in noncontrolling interest	2.5	1.3	1.2	2.7	(0.2)	5.2	2.1	3.1
Pre-tax impact	$(29.6)	$(23.7)	$(5.9)	$(29.7)	$0.1	$(59.3)	$(45.5)	$(13.8)

Federated will host an earnings conference call at 9 a.m. Eastern on July 25, 2014. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Aug. 1, 2014 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13586188.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $351.6 billion in assets as of June 30, 2014. With 133 funds and a variety of separately managed account options, Federated provides comprehensive investment management to nearly 6,100 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money-market fund managers in the industry, the top 6 percent of equity fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, May 31, 2014. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, fee arrangements with customers, distribution expense, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and

Federated Reports Q2 2014 Earnings	Page 4 of 11

investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2014 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2013 to Q2 2014	Quarter Ended	% Change Q1 2014 to Q2 2014
	June 30, 2014	June 30, 2013		March 31, 2014
Revenue
Investment advisory fees, net	$137,553	$147,515	(7)%	$135,093	2%
Administrative service fees, net	52,738	55,253	(5)	54,727	(4)
Other service fees, net	21,447	19,856	8	20,780	3
Other, net	1,243	1,182	5	896	39
Total Revenue	212,981	223,806	(5)	211,496	1

Operating Expenses
Compensation and related	70,693	67,855	4	71,759	(1)
Distribution	49,256	53,809	(8)	48,558	1
Professional service fees	8,177	9,293	(12)	8,381	(2)
Office and occupancy	7,286	6,543	11	6,915	5
Systems and communications	6,225	6,087	2	6,404	(3)
Travel and related	3,538	3,533	0	2,861	24
Advertising and promotional	2,959	3,936	(25)	3,439	(14)
Other	6,005	6,722	(11)	6,534	(8)
Total Operating Expenses	154,139	157,778	(2)	154,851	0
Operating Income	58,842	66,028	(11)	56,645	4

Nonoperating Income (Expenses)
Investment income, net	4,311	4,059	6	3,613	19
Debt expense	(2,849)	(3,137)	(9)	(2,812)	1
Other, net	(5)	(30)	(83)	(5)	0
Total Nonoperating Income, net	1,457	892	63	796	83
Income before income taxes	60,299	66,920	(10)	57,441	5
Income tax provision	22,985	25,059	(8)	21,796	5
Net income including the noncontrolling interests in subsidiaries	37,314	41,861	(11)	35,645	5
Less: Net income attributable to the noncontrolling interests in subsidiaries	445	1,453	(69)	451	(1)
Net Income	$36,869	$40,408	(9)%	$35,194	5%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.35	$0.39	(10)%	$0.34	3%
Weighted-average shares outstanding
Basic	100,789	100,716		100,725
Diluted	100,790	100,717		100,727
Dividends declared per share	$0.25	$0.24		$0.25
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.5 million, $1.5 million and $1.4 million available to unvested restricted shareholders for the quarterly periods ended June 30, 2014, June 30, 2013 and March 31, 2014, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2014 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2014	June 30, 2013	% Change
Revenue
Investment advisory fees, net	$272,646	$298,278	(9)%
Administrative service fees, net	107,465	112,081	(4)
Other service fees, net	42,227	39,187	8
Other, net	2,139	2,231	(4)
Total Revenue	424,477	451,777	(6)

Operating Expenses
Compensation and related	142,452	134,792	6
Distribution	97,814	112,048	(13)
Professional service fees	16,558	18,137	(9)
Office and occupancy	14,201	12,975	9
Systems and communications	12,629	12,710	(1)
Travel and related	6,399	6,219	3
Advertising and promotional	6,398	7,358	(13)
Other	12,539	13,311	(6)
Total Operating Expenses	308,990	317,550	(3)
Operating Income	115,487	134,227	(14)

Nonoperating Income (Expenses)
Investment income, net	7,924	8,487	(7)
Debt expense	(5,662)	(6,390)	(11)
Other, net	(9)	(70)	(87)
Total Nonoperating Income, net	2,253	2,027	11
Income before income taxes	117,740	136,254	(14)
Income tax provision	44,781	49,705	(10)
Net income including the noncontrolling interests in subsidiaries	72,959	86,549	(16)
Less: Net income attributable to the noncontrolling interests in subsidiaries	896	3,147	(72)
Net Income	$72,063	$83,402	(14)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.69	$0.80	(14)%
Weighted-average shares outstanding
Basic	100,757	100,617
Diluted	100,759	100,618
Dividends declared per share	$0.50	$0.48
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.9 million and $3.2 million available to unvested restricted shareholders for the six months ended June 30, 2014 and June 30, 2013, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2014 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2014	Dec. 31, 2013
Assets
Cash and other investments	$263,595	$292,178
Other current assets	45,128	47,140
Intangible assets, net and goodwill	734,761	735,345
Other long-term assets	61,654	61,134
Total Assets	$1,105,138	$1,135,797

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$118,722	$214,205
Long-term debt	229,500	198,333
Other long-term liabilities	152,082	141,398
Redeemable noncontrolling interests	17,302	15,517
Equity excluding treasury stock	1,338,536	1,317,583
Treasury stock	(751,004)	(751,239)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,105,138	$1,135,797

Federated Reports Q2 2014 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Equity funds
Beginning assets	$29,208	$28,097	$24,491	$28,097	$23,152
Sales	2,566	2,292	1,918	4,858	3,670
Redemptions	(1,464)	(1,833)	(1,629)	(3,297)	(4,017)
Net sales (redemptions)	1,102	459	289	1,561	(347)
Net exchanges	9	32	43	41	90
Market gains and losses/reinvestments[1]	1,354	620	207	1,974	2,135
Ending assets	$31,673	$29,208	$25,030	$31,673	$25,030

Equity separate accounts[2]
Beginning assets	$16,671	$16,051	$13,361	$16,051	$11,858
Sales[3]	1,168	845	1,031	2,013	2,137
Redemptions[3]	(746)	(778)	(937)	(1,524)	(1,505)
Net sales[3]	422	67	94	489	632
Market gains and losses[4]	1,122	553	220	1,675	1,185
Ending assets	$18,215	$16,671	$13,675	$18,215	$13,675

Total equity[2]
Beginning assets	$45,879	$44,148	$37,852	$44,148	$35,010
Sales[3]	3,734	3,137	2,949	6,871	5,807
Redemptions[3]	(2,210)	(2,611)	(2,566)	(4,821)	(5,522)
Net sales[3]	1,524	526	383	2,050	285
Net exchanges	9	32	43	41	90
Market gains and losses/reinvestments[1]	2,476	1,173	427	3,649	3,320
Ending assets	$49,888	$45,879	$38,705	$49,888	$38,705

Fixed-income funds
Beginning assets	$40,237	$39,606	$42,612	$39,606	$42,478
Sales	3,325	4,248	5,232	7,573	10,380
Redemptions	(3,940)	(4,025)	(6,877)	(7,965)	(11,886)
Net (redemptions) sales	(615)	223	(1,645)	(392)	(1,506)
Net exchanges	(11)	(59)	(80)	(70)	(122)
Acquisition related	301	0	0	301	0
Market gains and losses/reinvestments[1]	445	467	(699)	912	(662)
Ending assets	$40,357	$40,237	$40,188	$40,357	$40,188

Fixed-income separate accounts[2]
Beginning assets	$10,746	$10,520	$10,158	$10,520	$10,233
Sales[3]	377	254	562	631	1,093
Redemptions[3]	(537)	(232)	(725)	(769)	(1,370)
Net (redemptions) sales[3]	(160)	22	(163)	(138)	(277)
Net exchanges	1	0	7	1	7
Market gains and losses[4]	185	204	(185)	389	(146)
Ending assets	$10,772	$10,746	$9,817	$10,772	$9,817

Total fixed income[2]
Beginning assets	$50,983	$50,126	$52,770	$50,126	$52,711
Sales[3]	3,702	4,502	5,794	8,204	11,473
Redemptions[3]	(4,477)	(4,257)	(7,602)	(8,734)	(13,256)
Net (redemptions) sales[3]	(775)	245	(1,808)	(530)	(1,783)
Net exchanges	(10)	(59)	(73)	(69)	(115)
Acquisition related	301	0	0	301	0
Market gains and losses/reinvestments[1]	630	671	(884)	1,301	(808)
Ending assets	$51,129	$50,983	$50,005	$51,129	$50,005
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q2 2014 Earnings	Page 9 of 11

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Funds
Beginning assets	$69,445	$67,703	$67,103	$67,703	$65,630
Sales	5,891	6,540	7,150	12,431	14,050
Redemptions	(5,404)	(5,858)	(8,506)	(11,262)	(15,903)
Net sales (redemptions)	487	682	(1,356)	1,169	(1,853)
Net exchanges	(2)	(27)	(37)	(29)	(32)
Acquisition related	301	0	0	301	0
Market gains and losses/reinvestments[1]	1,799	1,087	(492)	2,886	1,473
Ending assets	$72,030	$69,445	$65,218	$72,030	$65,218

Separate accounts[2]
Beginning assets	$27,417	$26,571	$23,519	$26,571	$22,091
Sales[3]	1,545	1,099	1,593	2,644	3,230
Redemptions[3]	(1,283)	(1,010)	(1,662)	(2,293)	(2,875)
Net sales (redemptions)[3]	262	89	(69)	351	355
Net exchanges	1	0	7	1	7
Market gains and losses[4]	1,307	757	35	2,064	1,039
Ending assets	$28,987	$27,417	$23,492	$28,987	$23,492

Total assets [2]
Beginning assets	$96,862	$94,274	$90,622	$94,274	$87,721
Sales[3]	7,436	7,639	8,743	15,075	17,280
Redemptions[3]	(6,687)	(6,868)	(10,168)	(13,555)	(18,778)
Net sales (redemptions)[3]	749	771	(1,425)	1,520	(1,498)
Net exchanges	(1)	(27)	(30)	(28)	(25)
Acquisition related	301	0	0	301	0
Market gains and losses/reinvestments[1]	3,106	1,844	(457)	4,950	2,512
Ending assets	$101,017	$96,862	$88,710	$101,017	$88,710
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q2 2014 Earnings	Page 10 of 11

(unaudited)
MANAGED ASSETS (in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
By Asset Class
Equity	$49,888	$45,879	$44,148	$40,283	$38,705
Fixed-income	51,129	50,983	50,126	49,962	50,005
Money market	245,201	263,648	275,952	270,293	268,532
Liquidation portfolio[1]	5,408	5,690	5,858	6,177	6,561
Total Managed Assets	$351,626	$366,200	$376,084	$366,715	$363,803
By Product Type
Funds:
Equity	$31,673	$29,208	$28,097	$25,930	$25,030
Fixed-income	40,357	40,237	39,606	39,944	40,188
Money market	212,434	227,470	240,048	237,949	232,874
Total Fund Assets	$284,464	$296,915	$307,751	$303,823	$298,092
Separate accounts:
Equity	$18,215	$16,671	$16,051	$14,353	$13,675
Fixed-income	10,772	10,746	10,520	10,018	9,817
Money market	32,767	36,178	35,904	32,344	35,658
Total Separate Accounts	$61,754	$63,595	$62,475	$56,715	$59,150
Total Liquidation Portfolio[1]	$5,408	$5,690	$5,858	$6,177	$6,561
Total Managed Assets	$351,626	$366,200	$376,084	$366,715	$363,803

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
By Asset Class
Equity	$47,466	$44,693	$42,539	$39,910	$38,762
Fixed-income	50,774	50,658	50,268	49,983	52,375
Money market	254,575	273,233	267,351	267,881	274,899
Liquidation portfolio[1]	5,569	5,791	6,050	6,434	6,834
Total Avg. Assets	$358,384	$374,375	$366,208	$364,208	$372,870
By Product Type
Funds:
Equity	$30,154	$28,516	$27,157	$25,761	$25,094
Fixed-income	40,130	39,987	39,883	39,987	42,258
Money market	219,936	235,228	234,788	234,528	237,790
Total Avg. Fund Assets	$290,220	$303,731	$301,828	$300,276	$305,142
Separate accounts:
Equity	$17,312	$16,177	$15,382	$14,149	$13,668
Fixed-income	10,644	10,671	10,385	9,996	10,117
Money market	34,639	38,005	32,563	33,353	37,109
Total Avg. Separate Accounts	$62,595	$64,853	$58,330	$57,498	$60,894
Total Avg. Liquidation Portfolio[1]	$5,569	$5,791	$6,050	$6,434	$6,834
Total Avg. Managed Assets	$358,384	$374,375	$366,208	$364,208	$372,870
1) Liquidation portfolio represents a portfolio of distressed bonds at cost. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.

Federated Reports Q2 2014 Earnings	Page 11 of 11

(unaudited)
AVERAGE MANAGED ASSETS	Six Months Ended
(in millions)	June 30, 2014	June 30, 2013
By Asset Class
Equity	$46,079	$37,724
Fixed-income	50,716	52,553
Money market	263,904	279,743
Liquidation portfolio[1]	5,680	7,025
Total Avg. Assets	$366,379	$377,045
By Product Type
Funds:
Equity	$29,335	$24,566
Fixed-income	40,058	42,419
Money market	227,582	244,221
Total Avg. Fund Assets	$296,975	$311,206
Separate Accounts:
Equity	$16,744	$13,158
Fixed-income	10,658	10,134
Money market	36,322	35,522
Total Avg. Separate Accounts	$63,724	$58,814
Total Avg. Liquidation Portfolio[1]	$5,680	$7,025
Total Avg. Managed Assets	$366,379	$377,045
1) Liquidation portfolio represents a portfolio of distressed bonds at cost. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.